Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
by and between
Targent, Inc.
and
Spectrum Pharmaceuticals, Inc.
Dated as of April 20, 2006

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 20, 2006, among Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Targent, Inc., a Delaware corporation (“Stockholder”).
          This Agreement is being entered into pursuant to the Asset Purchase Agreement, dated as of the date hereof, by and among the Company, Stockholder and certain stockholders of Stockholder (the “Asset Purchase Agreement”).
          The Company and the other parties hereto hereby agree as follows:
     1. Definitions.
          Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Asset Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
          “Advice” shall have the meaning set forth in Section 3(m).
          “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.
          “Blackout Period” shall have the meaning set forth in Section 3(n).
          “Board” shall have the meaning set forth in Section 3(n).
          “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.
          “Commission” means the Securities and Exchange Commission.
          “Common Stock” means the Company’s Common Stock, par value $0.001 per share.
          “Earn-Out Shares” means one-third of any shares of Common Stock issued and delivered by the Company pursuant to Section 2.3(b), (c), (d), (e), (f), (g) or (h) of the Asset Purchase Agreement.
          “Effectiveness Date” means, with respect to the Registration Statement, the 120th day following the Closing Date.
          “Effectiveness Period” shall have the meaning set forth in Section 2.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Filing Date” means the 60th day following the Closing Date.
          “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation Stockholder and its assignees.
          “Indemnified Party” shall have the meaning set forth in Section 5(c).
          “Indemnifying Party” shall have the meaning set forth in Section 5(c).
          “Losses” shall have the meaning set forth in Section 5(a).
          “NASDAQ” shall mean the NASDAQ National Market.
          “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.
          “Piggy-Back Registrable Securities” means all shares of Common Stock issued by the Company pursuant to Section 2.3 of the Asset Purchase Agreement, including any shares issued upon any stock split, stock dividend, recapitalization or similar event with respect to such shares.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.
          “Registrable Securities” means (i) the Shares, (ii) the Earn-Out Shares, and (iii) any shares issued upon any stock split, stock dividend, recapitalization or similar event with respect to the Shares and Earn-Out Shares.
          “Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference into such registration statement.

          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shares” means 200,000 of the 600,000 shares of Common Stock delivered pursuant to Section 2.3(a) of the Asset Purchase Agreement.
          “Special Counsel” means (i) Drinker Biddle & Reath LLP or (ii) any other one special counsel to the Holders selected by a majority in interest of the Holders with notice of such selection given to the Company.
     2. Registration. As soon as reasonably practicable, but in any case on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering all Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (or on another form appropriate for such registration in accordance herewith). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 12dl-2 promulgated under the Exchange Act) by the earlier of (i) five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not be subject to further review or (ii) the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (A) the date when all Registrable Securities covered by such Registration Statement have been sold or (B) as to any particular Holder, the date on which all such Holder’s Registrable Securities may be sold without any restriction pursuant to Rule 144(k) (the “Effectiveness Period”); provided, however, that if notwithstanding the Company’s commercially reasonable efforts, a Registration Statement has not become effective on or before the Effectiveness Date, the Company shall continue to use its commercially reasonable efforts after the Effectiveness Date to cause a Registration Statement to become effective.

     3. Registration Procedures.
          In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Prepare and file with the Commission on or prior to the Filing Date a Registration Statement on Form S-3 (or on another form appropriate for such registration in accordance herewith) which shall include a Plan of Distribution substantially in the form of Exhibit A attached hereto, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus and not less than two (2) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall furnish to the Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of the Special Counsel. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Special Counsel shall reasonably object in writing within two (2) Business Days after its receipt thereof.
          (b) (i) If necessary to keep such Registration Statement accurate and complete, prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously (but for the filing of such post-effective amendment) effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as may be necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement, provided, however, that the Company shall not be required to provide to the Holders any correspondence containing confidential or commercially sensitive material, as determined by the Company in its sole discretion; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) (i) Notify the Special Counsel as promptly as reasonably practicable (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement; and (C) whenever the Commission comments in writing on such Registration Statement; and (ii) notify the Holders of the Registrable Securities to be sold and the Special Counsel as promptly as reasonably practicable with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and thereafter: (A) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (D) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, at the earliest practicable moment.
          (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information regarding a Holder or the plan of distribution as such majority of Holders may request, provided that such information is true and complete in all material respects, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
          (f) Furnish to each Holder and the Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
          (g) Promptly deliver to each Holder and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may request.
          (h) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction were it is not then so subject.
          (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request within three (3) Business Days after receipt of such request in connection with a sale of such Registrable Securities.
          (j) Upon the occurrence of any event contemplated by Section 3(c)(ii)(D), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (k) Use its commercially reasonable efforts to cause all Registrable Securities relating to such Registration Statement to be listed on NASDAQ and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed.
          (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 3-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.
          (m) (i) Require each Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, supplemented Prospectus and/or amended Registration Statement, including any information necessary to allow the Company to fulfill its undertakings made in accordance with Item 512 of Regulation S-K, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, Prospectus, supplemented Prospectus and/or amended Registration Statement.

               (ii) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed at a time when such reference is not required.
               (iii) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)(B), 3(c)(ii)(C), 3(c)(ii)(D) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide stop orders to enforce the provisions of this paragraph.
          (n) If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under the Registration Statement, then, notwithstanding anything to the contrary in this Agreement, the Company may, upon delivery of notice to each Holder, postpone or suspend filing or effectiveness of a Registration Statement for a period not to exceed 30 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 90 days in the aggregate during any 12 month period (each, a “Blackout Period”).
     4. Registration Expenses
          All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with NASDAQ or any other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iv) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants and legal counsel, and (v) fees and expenses of the Special Counsel up to $5,000.
     5. Indemnification
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in (i) the Registration Statement, (ii) any Prospectus or any form of prospectus, (iii) any amendment or supplement thereto, or (iv) any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements or omissions are based upon information (1) regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or (2) that relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type described in Section 3(c)(ii)(B), 3(c)(ii)(C), 3(c)(ii)(D) or 3(n), the Loss resulted from the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(m). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that (i) such untrue statement or omission is contained in or omitted from any information

(A) furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (B) that relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus Supplement, or (ii) in the case of an occurrence of an event of the type described in Section 3(c)(ii)(B), 3(c)(ii)(C), 3(c)(ii)(D) or 3(n), the Loss resulted from the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(m).
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall diligently assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly, diligently and appropriately to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (3) the Indemnified Party shall reasonably determine that there may be legal defenses available to it which are not available to the Indemnifying Party; or (4) the Indemnified Party shall reasonably determine that there is an actual or potential conflict of interest between it and the Indemnifying Party, including, without limitation, situations in which there are one or more legal defenses available to the Indemnified Party that are antithetical or in opposition to those available to the Indemnifying Party, and in any of such cases, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not impose any monetary or other obligation or restriction on the Indemnified Party.
          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(c) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions under the Asset Purchase Agreement.
     6. Rule 144.
          As long as any Holder owns the Shares, the Company covenants to timely file all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns the Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the

Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including compliance with the provisions of the Asset Purchase Agreement relating to the transfer of the Shares. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
     7. Miscellaneous.
          (a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
          (b) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering all of the Piggy-Back Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Piggy-Back Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Piggy-Back Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Piggy-Back Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Piggy-Back Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Piggy-Back Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Piggy-Back Registrable Securities being registered pursuant to this Section 7(b) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Piggy-Back Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Piggy-Back Registrable Securities pursuant to this Section 7(b) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) should reasonably object to the inclusion of the Piggy-Back Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Piggy-Back Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Piggy-Back Registrable Securities of the Holders, then (x) the number of Piggy-Back Registrable Securities of the Holders to be included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Piggy-Back Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Piggy-Back Registrable Securities, or (y) none of the Piggy-Back Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Piggy-Back Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Piggy-Back Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company). The right of any Holder to participate in an underwritten public offering hereunder shall be conditioned upon such Holder’s entering into the underwriting agreement and lock-up agreement with the representative of the underwriter or underwriters on the same terms as required of other selling securities holders in such offering.
          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.
          (d) Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be given in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by internationally recognized overnight courier (providing proof of delivery) or hand, (iii) on receipt after being sent, postage prepaid, by registered or certified mail, or (iv) when delivered if transmitted by internationally recognized overnight courier (providing proof of delivery), in each case as follows.

The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, California 92618
Attention: CEO
Facsimile No.: 949-788-6706
or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Att’n: Cary K. Hyden, Esq., Fax No. 714-755-8290. Notices to the Special Counsel shall be sent to Drinker Biddle & Reath LLP, 105 College Road East, Princeton, NJ 08542, Attn: John E. Stoddard III, Esq., Facsimile No.: 609-799-7000.
          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. No party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each other party, except that Stockholder may, without the consent of the Company, assign its rights hereunder to any stockholder of Stockholder as of the Closing Date upon written notice of such assignment to the Company, provided that such stockholder agrees in writing to be bound by all provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the Company may assign its rights hereunder in a merger, consolidation or sale of all or substantially all of its assets.
          (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.
          (g) Governing Law. This Agreement and any claim arising from or in connection with this Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

          (i) Headings. The headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
          (k) Securities Act Compliance. Stockholder hereby covenants and agrees it (i) will not sell or otherwise dispose of such Stockholder’s Registrable Securities except in compliance with the Securities Act, (ii) if selling under a Registration Statement, will sell such Stockholder’s Registrable Securities only in accordance with the plan of distribution, which shall be substantially in the form of Exhibit A attached hereto, set forth in the Prospectus forming a part of the Registration Statement, and (iii) will comply with the requirements of the Securities Act when selling or otherwise disposing of the Registrable Securities, including, but not limited to, the prospectus delivery requirements of the Securities Act.
[Signature Pages Follow]

     In Witness Whereof, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.
THE COMPANY:
Spectrum Pharmaceuticals, Inc.

By:
Name: Rajesh C. Shrotriya, M.D.
Title: Chairman, Chief Executive Officer and President

Stockholder:
Targent, Inc.

By:
Name:
Title:

EXHIBIT A
PLAN OF DISTRIBUTION
     We are registering the shares of common stock on behalf of the selling stockholder(s). Sales of shares may be made by selling stockholder(s), including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the NASDAQ National Market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:
•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales; and

•	put or call option transactions relating to the shares.
     The selling stockholder(s) may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder(s) and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder(s) have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.
     The selling stockholder(s) may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholder(s). The selling stockholder(s) may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

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     The selling stockholder(s) and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder(s) may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder(s) and each selling stockholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.
     The selling stockholder(s) will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder(s) that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.
     Selling stockholder(s) also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.
     Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:
•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.
     In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.
     We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling stockholder(s) will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

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